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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SILICON ENERGY CORP.

                        (PURSUANT TO SECTION 245 & 242)

                     ORIGINALLY INCORPORATED JUNE 22, 2000



                                    ARTICLE I

        The name of this corporation is Silicon Energy Corp.


                                   ARTICLE II

        The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

        This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this corporation is authorized to issue is 56,394,328 shares, $0.001 par value, of which 40,000,000 shares are Common Stock and 16,394,328 shares are Preferred Stock. The Preferred Stock shall be divided into four series. The first series of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred Stock") and shall consist of 1,200,000 shares. The second series of Preferred Stock shall be designated Series B Preferred Stock ("Series B Preferred Stock") and shall consist of 4,990,625 shares. The third series of Preferred Stock shall be designated Series C Preferred Stock ("Series C Preferred Stock") and shall consist of 6,500,000 shares. The fourth series of Preferred Stock shall be designated Series D Preferred Stock ("Series D Preferred Stock") and shall consist of 3,703,703 shares.


                                    ARTICLE V

        The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

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                A.      Dividends.

                        1.      Preferential Dividend.

                                a. The holders of Series A Preferred Stock shall
be entitled, when and if declared by the board of directors of the corporation, to dividends (the "Series A Dividends") out of assets of the corporation legally available therefor at the rate of $0.044 per share of Series A Preferred Stock per annum. The Series A Dividends shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that the Series A Dividends are not declared in any prior period.

                                b. The holders of Series B Preferred Stock,
Series C Preferred Stock and Series D Preferred Stock shall be entitled, when and if declared by the board of directors of the corporation or as otherwise set forth in these articles of incorporation, to cumulative and accruing dividends (the "Series B Accruing Dividends," "Series C Accruing Dividends" and "Series D Accruing Dividends," respectively, and collectively, the "Accruing Dividends") out of assets of the corporation legally available therefor at the rate of $0.06 per share of Series B Preferred Stock per annum, $0.165 per share of Series C Preferred Stock per annum and $0.50625 per share of Series D Preferred Stock per annum. The Accruing Dividends shall accrue from day to day, whether or not earned or declared, on each respective share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock from the date of original issuance of such share until paid as provided in these articles of incorporation and shall be cumulative. No Accruing Dividends shall be declared or paid with respect to any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock unless all the Accruing Dividends or pro-rata portion thereof are paid with respect to all shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock on a pari pasu basis. No dividends shall be declared or paid with respect to any shares of Series A Preferred Stock or Common Stock (other than dividends on the Common Stock paid solely in additional shares of Common Stock) unless all Accruing Dividends shall have been paid with respect to all shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

                                c. Dividends on the Preferred Stock shall be
payable in preference and prior to any payment of any dividend on the Common Stock of the corporation.

                        2. Other Dividends. Subject to the preferential rights of the Preferred Stock, the holders of Common Stock and Preferred Stock shall be entitled, when and if declared by the board of directors of the corporation, to dividends out of assets of the corporation legally available therefor; provided, however, that no such dividend under this Section A(2) may be declared or paid on any shares of Common Stock or Preferred Stock unless at the same time an equivalent dividend is declared or paid on all outstanding shares of Common Stock and Preferred Stock; and provided, further, that the dividend on any series of any Preferred Stock shall be payable at the same rate per share as would be payable on the shares of Common Stock or other securities into which such series of Preferred Stock is convertible immediately prior to the record date of such dividend.

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                B.      Liquidation Preference.

                        1.      Preference.

                                a. In the event of any liquidation, dissolution
or winding up of the corporation, either voluntarily or involuntarily, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock of the corporation, on a pari pasi basis, an amount equal to (i) the Original Purchase Price (as defined below and as adjusted for stock splits, stock dividends, reclassifications, reorganizations and the like) with respect to the series of Preferred Stock so held, plus (ii) all Accruing Dividends with respect to the series of Preferred Stock so held, plus (iii) an amount equal to any other dividends declared but unpaid thereon, computed to the date payment thereof is made available (such amounts payable under (i), (ii) and (iii) with respect to all shares of Preferred Stock in the aggregate being sometimes referred to as the "Liquidation Preference Payments"). The "Original Purchase Price" shall mean (i) with respect to each share of Series A Preferred Stock, $0.55 per share; (ii) with respect to each share of Series B Preferred Stock, $0.80 per share; (iii) with respect to each share of Series C Preferred Stock, $2.20 per share; and (iv) with respect to each share of Series D Preferred Stock, $6.75 per share.

                                b. Notwithstanding anything to the contrary in
Section B.1.a. of this Article IV, in the event of any liquidation, dissolution or winding up of the corporation, either voluntarily or involuntarily, on or before December 13, 2001, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock of the corporation and on a pari pasu basis with the liquidation preference payments pursuant to Section B.1.a of this Article IV to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, an amount equal to $8.00 per share (as adjusted for stock splits, stock dividends, reclassifications, reorganizations and the like) with respect to the Series D Preferred Stock so held plus an amount equal to any other dividends (excluding the Series D Accruing Dividends) declared but unpaid thereon, computed to the date payment thereof is made available (such amounts payable with respect to Series D Preferred Stock and together with the liquidation preference payments for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in the aggregate also being sometimes referred to as the "Liquidation Preference Payments"). Upon payment of the liquidation preference payment to the holders of Series D Preferred Stock pursuant to this Section B.1.b of Article IV, the Series D Accruing Dividends shall be canceled and the corporation shall have no further obligation to pay any Series D Accruing Dividends.

                                c. If upon such liquidation, dissolution or
winding up of the corporation, the assets of the corporation are insufficient to provide for the Liquidation Preference Payments to the holders of Preferred Stock, such assets as are available shall be paid to the holders of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                                d. After payment or setting apart of payment of
the Liquidation Preference Payments, the holders of Common Stock shall be entitled to receive the remaining assets

                                      -3-

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of the corporation pro rata based upon the number of shares of Common Stock outstanding at the time of distribution.

                        2. Consolidation or Merger. A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, or a series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section B.

                        3. Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this Section B or for any purpose, then the board of directors of the corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock. The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation. Notwithstanding the above, any securities to be distributed to the shareholders shall be valued as follows:

                                a. If traded on a securities exchange or the
Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange, or the last reported sale prices on the Nasdaq National Market as the case may be, over the 30-day period ending three (3) business days prior to the closing;

                                b. If actively traded over-the-counter (other
than on the Nasdaq National Market), the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                                c. If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach an agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of at least a majority of the outstanding shares of Preferred stock.

                        4. Repurchase of Shares. In connection with repurchases by this corporation of its Common Stock, pursuant to its agreements with certain of the holders thereof, Section 502 and 503 of the California General Corporation Law shall not apply in all or in part with respect to such repurchases.

                C. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                        1. Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for the Preferred Stock. Each share of each series of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for such

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series at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial Conversion Price per share of Series A Preferred Stock shall be $0.55 and the per share Conversion Value of Series A Preferred Stock shall be $0.55. The initial Conversion Price per share of Series B Preferred Stock shall be $0.80 and the per share Conversion Value of Series B Preferred Stock shall be $0.80. The initial Conversion Price per share of Series C Preferred Stock shall be $2.20 and the per share Conversion Value of Series C Preferred Stock shall be $2.20. The initial Conversion Price per share of Series D Preferred Stock shall be $6.75 and the per share Conversion Value of Series D Preferred Stock shall be $6.75. The initial Conversion Price of each series shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

                                a. Automatic Conversion. Each share of Preferred
Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which the aggregate gross proceeds to the corporation exceed $30,000,000, prior to deduction of underwriting commissions and offering expenses.

                        2. Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to paragraph C(2) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately before the close of business on the date of such surrender of the shares of Preferred Stock to be converted, (except that in the case of an automatic conversion pursuant to paragraph C(2) such conversion shall be deemed to have been made immediately before the closing of the offering referred to in paragraph C(2)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

                        3. Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Preferred Stock as determined by the board of directors of the corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                        4. Adjustment of Conversion Price Upon Issuance of Common Stock. Except as provided in Section C(6), if and whenever the corporation shall issue or sell, or is, in accordance with subsections (a) through (g) of this Section C(5), deemed to have issued or sold, any

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shares of Common Stock for consideration per share less than the Conversion
Price with respect to a series of Preferred Stock in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price with respect to such series of Preferred Stock shall be reduced to the price determined (separately with respect to each series of Preferred Stock so affected) by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding, taking into account the number of shares deemed to be outstanding pursuant to subsections a, b and d of this Section C(5), and issuable upon conversion of all outstanding shares of Preferred Stock, immediately prior to such issue or sale, multiplied by the then existing Conversion Price with respect to such series of Preferred Stock and (b) the consideration, if any, received by the corporation upon such issue or sale, by
(ii) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding, taking into account the number of shares deemed to be outstanding pursuant to subsections a, b and d of this Section C(5), and issuable upon conversion of all outstanding Shares of Preferred Stock, immediately prior to such issue or sale and (b) the number of shares of Common Stock issued or sold, or deemed to be issued or sold pursuant to subsections a, b and d of this Section C(5), for consideration per share less than the Conversion Price being adjusted.

                      For purposes of this Section 5, the following subsections 'a' to 'g' shall also be applicable:

                                a. In case at any time the corporation shall in
any manner grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options (determined by dividing (i) the total amount, if any, received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price with respect to any series of Preferred Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection c, no adjustment of the Conversion Price with respect to any such series of Preferred Stock shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

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                                b. In case the corporation shall in any manner
issue or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price with respect to any series of Preferred Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection c, no adjustment of the Conversion Price with respect to any such series of Preferred Stock shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price for a particular series of Preferred Stock have been or are to be made pursuant to other provisions of this
Section 5, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

                                c. Upon the happening of any of the following
events, namely, if the purchase price provided for in any Option referred to in subsection a, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection a or b, or the rate at which Convertible Securities referred to in subsection a or b are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price with respect to any such series of Preferred Stock in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold (appropriately adjusted to reflect the occurrence of any event described in Section C(7)); and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, such Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                                d. In case the corporation shall declare a
dividend or make any other distribution upon any stock of the corporation payable in Common Stock, Options or Convertible Securities (other than a dividend or other distribution payable on the Common Stock solely in the form of additional shares of Common Stock), then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

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                                e. In case any shares of Common Stock, Options
or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the board of directors of the corporation.

                                f. In case the corporation shall take a record
of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                g. The number of shares of Common Stock
outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section C(5).

                        5. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the corporation shall not be required to make any adjustment of the Conversion Price with respect to any series of Preferred Stock in the case of the issuance from and after the date of filing of these articles of incorporation of (a) shares of Common Stock Options or Convertible Securities to directors, officers, employees, advisors, or consultants of the corporation in connection with their service as directors of the corporation, their employment by the corporation or their retention as advisors or consultants by the corporation upon approval of the board of directors of the corporation; (b) shares of Common Stock issued upon conversion of the Preferred Stock; (c) shares of Common Stock, Options, Warrants, or Convertible Securities pursuant to agreements approved by the board of directors of the corporation to license technology and/or provide services, including but not limited to all securities issued pursuant to the agreements with Andersen Consulting LLP, General Electric Company and Peregrine Systems, Inc.; (d) shares of Common Stock, Options, Warrants or Convertible Securities issued to lending or leasing institutions upon the approval of the board of directors of the corporation; or (e) shares of Common Stock or securities convertible into or exchangeable for Common Stock issued solely in connection with an acquisition, merger or reorganization approved by the board of directors.

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                        6.      Adjustment of Conversion Price for
Reorganizations, Reclassifications and the Like. In addition to the adjustments set forth in Section 5, the Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

                                a. If the number of shares of Common Stock
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                                b. If the number of shares of Common Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                c. In case the corporation shall declare a cash
dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of this capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Preferred Stock shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such series of Preferred Stock is convertible.

                                d. In case, at any time after the date hereof,
of any capital reorganization, or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the corporation, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Preferred Stock into Common Stock. The provisions of this Section C(7)(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                                e. All calculations under this Section C shall
be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

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                        7.      Minimal Adjustments. No adjustment in the
Conversion Price of any series of Preferred Stock need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price of such series of Preferred Stock.

                        8. No Impairment. The corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment. This provision shall not restrict the corporation's right to amend its articles of incorporation with the requisite shareholder consent.

                        9. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section C, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

                        10. Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

                        11. Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                        12. No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                        13. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

                        14. Closing of Books. The corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                      15. Notices. Any notice required by the provisions of this Section C to be given to the holder of shares of the Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

                D.    Voting Rights.

                        1. General. The holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of shareholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

                        2. Board Size. The Board of Directors of the corporation shall consist of not less than six (6) and not more than eight (8) directors. Any change within the range must be approved by the board of directors of the corporation. The corporation shall not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, reduce the number of directors constituting the board of directors to a number less than six (6) or increase the number of directors constituting the board of directors to a number more than eight (8).

                        3.      Board Seats.

                                a. The holders of the Series B Preferred Stock,
voting separately as a class, shall be entitled to elect two (2) directors of the corporation. The holders of Series C Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the corporation. The holders of the Common Stock, voting separately as a class, shall be entitled to elect three (3) directors of the corporation. Beginning on December 14, 2001, the holders of the Series D Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the corporation. All other directors of the corporation shall be elected by the holders of the Preferred Stock and Common Stock, voting together as a single class.

                                b. At any meeting (or in a written consent in
lieu thereof) held for the purpose of electing directors, (i) the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of directors to be elected solely by the holders of the Series B Preferred Stock; (ii) the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election of the director to be elected solely by the holders of the Series C Preferred Stock; (iii) the presence in person or by proxy (or the written consent) of the holders of a majority of the Series D Preferred Stock then outstanding shall constitute a quorum of the Series D Preferred Stock for the election of the director to be elected by the holders of the Series D Preferred Stock; and (iv) the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock. A vacancy in any directorship elected by the holders of the Series B Preferred Stock shall be filled only by vote or written consent of the holders of the Series B Preferred Stock. A vacancy in any directorship elected by the holders of Series C Preferred Stock shall be filled only by vote or written consent of the holders of Series C Preferred Stock. After December 13, 2001, a vacancy in any directorship elected by the holders of the Series D Preferred Stock shall be filled only by vote or written consent of the holders of Series D Preferred Stock. A vacancy in any directorship elected by the holders of the Common Stock, voting together as a single class, shall be filled only by vote or written consent of the holders of the Common Stock.

                E.      Protective Provisions.

                        1. Preferred Stock. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the corporation is required by law and in addition to any other vote required by law or these articles of incorporation, without the approval of the holders of a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, the corporation shall not:

                                a. Amend the Articles of Incorporation to change
the authorized number of shares of Preferred Stock or any series of Preferred Stock;

                                b. Alter or change the rights, preferences or
privileges of the Preferred Stock;

                                c. Create or authorize the creation of any
additional class or series of shares of stock unless the same ranks junior to the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, and the Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation or the redemption of shares of capital stock of the corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, and the Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation or the redemption of shares of capital stock of the corporation, whether any such creation, authorization or increase shall be by means of amendment to the articles of incorporation or by merger, consolidation or otherwise; or

                                d. Consolidate or merge into or with any other
entity or entities if such consolidation or merger would result in the shareholders of this corporation immediately prior to such consolidation or merger holding less than a majority of the voting power of the stock of the surviving entity immediately after such consolidation or merger, or sell, lease, abandon, transfer or otherwise dispose of all or substantially all of the corporation's assets.

                        2. Series C Preferred Stock. At any time when shares of Series C Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the corporation is required by law and in addition to any other vote required by law or these articles of incorporation, without the approval of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single series, the corporation shall not:

                                a. Amend the Articles of Incorporation to change
the authorized number of shares of Series C Preferred Stock or any series of Preferred Stock which is senior to the Series C Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation or the redemption of shares of capital stock of the corporation;

                                b. Alter or change the rights, preferences or
privileges of the Series C Preferred Stock; or

                                c. Create or authorize the creation of any
additional class or series of shares of stock unless the same ranks junior to the Series C Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation or the redemption of shares of capital stock of the corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series C Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation or the redemption of shares of capital stock of the corporation, whether any such creation, authorization or increase shall by means of amendment to the articles of incorporation or by merger, consolidation or otherwise.

                        3.      Series D Preferred Stock.

                                a. At any time when shares of Series D Preferred
Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the corporation is required by law and in addition to any other vote required by law or these articles of incorporation, without the approval of the holders of 2/3 of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single series, the corporation shall not:

                                   (i) Amend the Articles of Incorporation to
change the authorized number of shares of Series D Preferred Stock or any series of Preferred Stock which is senior to the Series D Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation or the redemption of shares of capital stock of the corporation;

                                   (ii) Alter or change the rights, preferences
or privileges of the Series D Preferred Stock; or

                                   (iii) Create or authorize the creation of any
additional class or series of shares of stock unless the same ranks junior to the Series D Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation or the redemption of shares of capital stock of the corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series D Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation or the redemption of shares of capital stock of the corporation, whether any such creation, authorization or increase shall by means of amendment to the articles of incorporation or by merger, consolidation or otherwise.

                                b. At any time when shares of Series D Preferred
Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the corporation is required by law and in addition to any other vote required by law or these articles of incorporation, without the approval of the holders of a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single series, the corporation shall not:

                                   (i) declare or pay any dividends on or
declare or make any other distribution on account of any shares of stock now or hereafter outstanding that have dividend rights junior to the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

                                   (ii) repurchase or redeem any of the capital
stock of the corporation other than (a) if permitted by law, capital stock of the corporation for an aggregate purchase price not to exceed $1,400,000, (b) pursuant to the Restricted Stock Purchase Agreement between the corporation and Dale Fong and the Restricted Stock Purchase Agreement between the corporation and John Woolard existing as of June 14, 2000 providing for repurchase of shares of Common Stock held by Mr. Fong and Mr. Woolard upon termination of employment by or services to the corporation, (c) pursuant to agreements providing for repurchase of shares of Common Stock issued under the corporation's 1998 Incentive Stock Option Plan (the "Plan") at the Exercise Price

(as defined in the Plan) upon termination of the respective employee's employment by or services to the corporation, and (d) up to 4,863,334 shares held by Founders (as defined in the Shareholders Agreement (as defined below)) pursuant to the exercise of the right of first refusal granted under the Amended and Restated Shareholders Agreement (as such Agreement may be amended from time to time) (the "Shareholders Agreement").


                                   ARTICLE VI

        The following is applicable to the Common Stock:

                A. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                B. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section B of Article V hereof.

                C.      Redemption. The Common Stock is not redeemable.

                D. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The right to vote for directors shall be subject to Section D of Article V hereof.


                                   ARTICLE VII

        The corporation is to have perpetual existence.


                                  ARTICLE VIII

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                   ARTICLE IX

        The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                    ARTICLE X

        To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The corporation shall indemnify to the fullest extent permitted by the law, any person made or threatened to be made a party, to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact the he or she, or his or her testator or intestate, is or was a director or officer of the corporation or any predecessor of the corporation, or serves or served at any other enterprise as a director or officer at the request of the corporation or any predecessor to the corporation. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                   ARTICLE XI

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        The undersigned further declare, under penalty of perjury, that the matters set forth in this certificate are true and correct of their own knowledge.

        Executed at Alameda, California on September 28, 2000.



                                          /s/ John Woolard
                                         ---------------------------------------
                                         John Woolard, President and CEO